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                                                                  EXHIBIT 5.0



                      Opinion of Brobeck, Phleger & Harrison LLP


                                  December 16, 1996


Cygnus, Inc.
400 Penobscot Drive
Redwood City, California 94063


          Re:  Cygnus, Inc. Registration Statement for
               Offering of 1,700,000 shares of Common Stock
               ----------------------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,500,000 shares of the common stock ("Common Stock") of Cygnus, Inc. (the "Company") issuable under the Company's 1994 Stock Option/Award Plan and (ii) 200,000 shares of the Common Stock of the Company issuable under the Company's Amended 1991 Employee Stock Purchase Plan, (collectively, the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                                 /s/ Brobeck, Phleger & Harrison LLP
                                 BROBECK, PHLEGER & HARRISON LLP